As filed with the Securities and Exchange Commission on August 15, 2005
     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
CHEVRON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2911 (Primary Standard Industrial Classification Code Number)	94-0890210 (I.R.S. Employer Identification Number)
6001 Bollinger Canyon Road
San Ramon, CA 94583
(925) 842-1000
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
Charles A. James, Esq.
Vice President and General Counsel
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, CA 94583
(925) 842-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Terry M. Kee, Esq. David R. Lamarre, Esq. Pillsbury Winthrop Shaw Pittman LLP 50 Fremont Street San Francisco, CA 94105 (415) 983-1000	Daniel A. Neff, Esq. David C. Karp, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 (212) 403-1000
     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this registration statement and the effective time of the merger of Unocal Corporation (“Unocal”) with and into a wholly owned subsidiary of the registrant as described in the Agreement and Plan of Merger dated as of April 4, 2005 (the “Merger Agreement”).
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒333-125283
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-125283) is filed solely to include Exhibits 8.3 and 8.4 as additional exhibits to the Registration Statement. In accordance with Section 462(d) of the Securities Act of 1933, as amended, this Post-Effective Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a)	Exhibits.

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of April 4, 2005, among Chevron Corporation, Unocal Corporation, and Blue Merger Sub Inc., included as Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement and incorporated herein by reference.

2.2*	Chevron Corporation and Unocal Corporation Amendment No. 1 to Agreement and Plan of Merger, dated July 19, 2005, filed as Annex A to Exhibit 20.1 to Chevron’s Current Report on Form 8-K dated July 25, 2005, and incorporated herein by reference.

3.1*	Restated Certificate of Incorporation of Chevron Corporation, dated May 9, 2005, filed as Exhibit 99.1 to Chevron Corporation’s Current Report on Form 8-K dated May 10, 2005 and incorporated herein by reference.

3.2*	By-Laws of Chevron Corporation, as amended on June 29, 2005, filed as Exhibit 3.2 to Chevron’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 and incorporated herein by reference. Pursuant to the Instructions to Exhibits, certain instruments defining the rights of holders of long-term debt securities of Chevron Corporation and its consolidated subsidiaries are not filed because the total amount of securities authorized under any such instrument does not exceed 10 percent of the total assets of Chevron Corporation and its subsidiaries on a consolidated basis. A copy of such instrument will be furnished to the Commission upon request.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered in this Registration Statement.

8.1*	Opinion of McDermott Will & Emery LLP regarding certain federal income tax consequences relating to the merger.

8.2*	Opinion of Wachtell, Rosen, Lipton & Katz regarding certain federal income tax consequences relating to the merger.

8.3†	Opinion of McDermott Will & Emery LLP dated August 10, 2005 as to certain tax matters.

8.4†	Opinion of Wachtell, Lipton, Rosen & Katz dated August 10, 2005 as to certain tax matters.

20.1*	Supplement dated July 22, 2005 to the Proxy Statement/Prospectus dated June 29, 2005, filed as Exhibit 20.1 to Chevron’s Current Report on Form 8-K dated July 25, 2005, and incorporated herein by reference.

23.1*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

23.3*	Consent of Wachtell, Rosen, Lipton & Katz (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

Exhibit	Description
23.4*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Chevron Corporation.

23.5*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Unocal Corporation.

23.6*	Consent of Morgan Stanley & Co. Incorporated.

23.7†	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 8.3 hereto).

23.8†	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.4 hereto).

24.1-24.12*	Powers of Attorney for directors and certain officers of Chevron Corporation, authorizing the signing of this Post-Effective Amendment No. 1 to Registration Statement on their behalf.

99.1*	Form of Unocal Proxy Card.

99.2*	Form of Merger Consideration Election Form.

99.3*	Waiver Letter from Chevron Corporation, dated June 23, 2005.

† Filed herewith.
* Previously filed.

     (b) Financial Statement Schedules.
     None.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on August 15, 2005.

CHEVRON CORPORATION
By:	/s/ DAVID J. O’REILLY*
David J. O’Reilly
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 15th day of August, 2005.

Principal Executive Officers (and Directors)	Directors

/s/ DAVID J. O’REILLY*	/s/ SAMUEL H. ARMACOST*

David J. O’Reilly, Chairman of the Board and Chief Executive Officer	Samuel H. Armacost
/s/ ROBERT E. DENHAM*

Robert E. Denham

/s/ PETER J. ROBERTSON*	/s/ ROBERT J. EATON*

Peter J. Robertson, Vice-Chairman of the Board	Robert J. Eaton

Principal Financial Officer	/s/ SAM GINN*

Sam Ginn

/s/ STEPHEN J. CROWE	/s/ CARLA A. HILLS*

Stephen J. Crowe, Vice-President, Finance and Chief Financial Officer	Carla A. Hills

/s/ FRANKLYN G. JENIFER*

Franklyn G. Jenifer
Principal Accounting Officer

/s/ MARK A. HUMPHREY	/s/ SAM NUNN*

Mark A. Humphrey, Vice President and Comptroller	Sam Nunn

/s/ CHARLES R. SHOEMATE*

Charles R. Shoemate

/s/ RONALD D. SUGAR*

Ronald D. Sugar

/s/ CARL WARE*

Carl Ware

*By: /s/ CHRISTOPHER A. BUTNER

Christopher A. Butner, Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of April 4, 2005, among Chevron Corporation, Unocal Corporation, and Blue Merger Sub Inc., included as Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement and incorporated herein by reference.

2.2*	Chevron Corporation and Unocal Corporation Amendment No. 1 to Agreement and Plan of Merger, dated July 19, 2005, filed as Annex A to Exhibit 20.1 to Chevron’s Current Report on Form 8-K dated July 25, 2005, and incorporated herein by reference.

3.1*	Restated Certificate of Incorporation of Chevron Corporation, dated May 9, 2005, filed as Exhibit 99.1 to Chevron Corporation’s Current Report on Form 8-K dated May 10, 2005 and incorporated herein by reference.

3.2*	By-Laws of Chevron Corporation, as amended on June 29, 2005, filed as Exhibit 3.2 to Chevron’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 and incorporated herein by reference. Pursuant to the Instructions to Exhibits, certain instruments defining the rights of holders of long-term debt securities of Chevron Corporation and its consolidated subsidiaries are not filed because the total amount of securities authorized under any such instrument does not exceed 10 percent of the total assets of Chevron Corporation and its subsidiaries on a consolidated basis. A copy of such instrument will be furnished to the Commission upon request.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered in this Registration Statement.

8.1*	Opinion of McDermott Will & Emery LLP regarding certain federal income tax consequences relating to the merger.

8.2*	Opinion of Wachtell, Rosen, Lipton & Katz regarding certain federal income tax consequences relating to the merger.

8.3†	Opinion of McDermott Will & Emery LLP dated August 10, 2005 as to certain tax matters.

8.4†	Opinion of Wachtell, Lipton, Rosen & Katz dated August 10, 2005 as to certain tax matters.

20.1*	Supplement dated July 22, 2005 to the Proxy Statement/Prospectus dated June 29, 2005, filed as Exhibit 20.1 to Chevron’s Current Report on Form 8-K dated July 25, 2005, and incorporated herein by reference.

23.1*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

23.3*	Consent of Wachtell, Rosen, Lipton & Katz (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

23.4*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Chevron Corporation.

23.5*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Unocal Corporation.

23.6*	Consent of Morgan Stanley & Co. Incorporated.

23.7†	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 8.3 hereto).

23.8†	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.4 hereto).

24.1-24.12*	Powers of Attorney for directors and certain officers of Chevron Corporation, authorizing the signing of this Post-Effective Amendment No. 1 to Registration Statement on their behalf.

Exhibit	Description
99.1*	Form of Unocal Proxy Card.

99.2*	Form of Merger Consideration Election Form.

99.3*	Waiver Letter from Chevron Corporation, dated June 23, 2005.

† Filed herewith.
* Previously filed.